As filed with the Securities and Exchange Commission on December 30, 2008
Registration No. 333-151271

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CNINSURE INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
21/F, Yinhai Building
No. 299 Yanjiang Zhong Road
Guangzhou, Guangdong 510110
People’s Republic of China
(Address of Principal Executive Offices)

CNinsure Inc. Share Incentive Plan
(as amended and restated effective December 18, 2008)
(Full title of the plan)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(Name and address of agent for service)

(212) 894-8940
(Telephone number, including area code, agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Copies to:

Yihan Hu	David T. Zhang
Chief Executive Officer	Latham & Watkins LLP
CNinsure Inc.	41st Floor, One Exchange Square
21/F, Yinhai Building	8 Connaught Place, Central
No. 299 Yanjiang Zhong Road	Hong Kong S.A.R., China
Guangzhou, Guangdong 510110	(852) 2522-7886
People’s Republic of China
(86 20) 6122-2777

EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-24.1

EXPLANATORY NOTE
     CNinsure Inc. hereby amends its registration statement on Form S-8 (Registration No. 333-151271) by filing this Post-Effective Amendment No. 1 to reflect the amendment and restatement of the CNinsure Inc. Share Incentive Plan. The amended and restated CNinsure Inc. Share Incentive Plan is filed herewith as Exhibit 99.1 and replaces Exhibit 99.1 of the initial registration statement. No additional securities are being registered.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou, China, on December 30, 2008.

CNinsure Inc.
By:	/s/ Yinan Hu
	Name:	Yinan Hu
	Title:	Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yinan Hu Yinan Hu	Chairman and Chief Executive Officer (principal executive officer)	December 30, 2008
/s/ * Peng Ge	Chief Financial Officer (principal financial and accounting officer)	December 30, 2008
/s/ * Qiuping Lai	Director and President	December 30, 2008
/s/ * Shangzhi Wu	Director	December 30, 2008
/s/ * Yongwei Ma	Director	December 30, 2008
/s/ * Stephen Markschied	Director	December 30, 2008

Signature	Title	Date
/s/ * Allen Warren Lueth	Director	December 30, 2008
/s/ Mengbo Yin Mengbo Yin	Director	December 30, 2008
/s/ * Name: Donald J. Puglisi Title: Managing Director, Puglisi & Associates	Authorized Representative in the United States	December 30, 2008

*By	/s/ Yinan Hu Yinan Hu Attorney-in-Fact

4

EXHIBIT INDEX

Exhibit Number	Description

4.1	CNinsure Inc. Share Incentive Plan (as amended and restated effective December 18, 2008)

24.1	Power of Attorney